Exhibit 5.1

[Letterhead of Barack Ferrazzano Kirschbaum & Nagelberg LLP]

March 26, 2013

QCR Holdings, Inc.

3551 Seventh Street

Moline, Illinois 61265

Re:	Registration Statement on Form S-4 of QCR Holdings, Inc.

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by QCR Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of shares (the “Registered Shares”) of the Company’s common stock, par value $1.00 per share (“Common Stock”). The Registered Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of February 13, 2013 (the “Merger Agreement”), by and among the Company, QCR Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), and Community National Bancorporation, an Iowa corporation (“CNB”), which provides, among other things, that CNB will merge with and into Merger Sub, with Merger Sub surviving the merger and continuing to be a wholly owned subsidiary of the Company (the “Merger”). The Registered Shares consist of shares of Common Stock issuable pursuant to the Merger Agreement with respect to shares of CNB’s common stock, no par value per share, outstanding at the effective time of the Merger. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement, including the exhibits thereto; (b) the Company’s Certificate of Incorporation, as amended and currently in effect; (c) the Company’s Bylaws, as amended and currently in effect; (d) the resolutions of the board of directors of the Company (the “Board”) dated February 12, 2013 with respect to the filing of the Registration Statement; and (e) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Registered Shares offered pursuant to the Registration Statement: (a) upon issuance of the Registered Shares, (i) the total number of shares of Common Stock issued and outstanding shall not exceed the total number of shares of Common Stock that the Company is then authorized to

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

QCR Holdings, Inc.

March 26, 2013

issue under the Certificate of Incorporation, and (ii) the Company will receive consideration in an amount not less than the aggregate par value of such shares of Common Stock; (b) the Registered Shares and any certificates representing the relevant Registered Shares shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement, and duly executed and delivered by the Company and any other appropriate party; (c) any relevant agreement relating to the issuance of the Registered Shares shall have been duly authorized, executed and delivered by the Company and each other party thereto, and shall constitute a valid and binding obligation of each party thereto (other than the Company); (d) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have been declared effective under the Act, and such effectiveness shall not have been terminated or rescinded; (e) a joint proxy statement/prospectus shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing the Registered Shares offered thereby; (f) the Registered Shares shall have been sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; and (g) in the case of an agreement or instrument pursuant to which any Registered Shares are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that each Registered Share will be validly issued, fully paid and non-assessable when (a) the Registration Statement, as finally amended, shall have become effective under the Act, (b) the Merger shall have become effective under the Delaware General Corporation Law; and (c) a certificate representing such Registered Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.

We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

QCR Holdings, Inc.

March 26, 2013

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP